Schumacher & Associates, Inc.
Certified Public Accountants
7931 S. Broadway, #314
Littleton, CO 80122

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Form IO-K Annual Report, under Section 13 of 15(d) of the Securities Exchange Act of 1934, filed by Grid Petroleum Corp., of our report dated July 12,2010, relating to the financial statements of Grid Petroleum Corp., as of and for the years ending March 31, 20 I 0 and 2009.

/s/ Schumacher & Associates, Inc.
Schumacher & Associates, Inc.
Littleton, Colorado

July 12,2010